Exhibit 3.2
SECOND AMENDED AND RESTATED
BYLAWS
OF
OSI PHARMACEUTICALS, INC.
Table of Contents

ARTICLE I	OFFICES	3

1.1	Registered Office	3
1.2	Other Offices	3

ARTICLE II	MEETINGS OF STOCKHOLDERS	3

2.1	Place	3
2.2	Date of Annual Meeting	3
2.3	Notice of Annual Meeting	3
2.4	List of Stockholders	3
2.5	Special Meetings	4
2.6	Notice of Special Meetings	4
2.7	Quorum	4
2.8	Voting	4
2.9	Notice of Stockholder Business and Nominations	4

ARTICLE III	DIRECTORS	6

3.1	Size of Board	6
3.2	Election of Directors	6
3.3	Resignations	6
3.4	Removals	7
3.5	Vacancies	7
3.6	Powers	7
3.7	Meetings	7
3.8	First Meeting	7
3.9	Regular Meetings	7
3.10	Special Meetings	7
3.11	Quorum and Voting	7
3.12	Conference Telephone	7
3.13	Unanimous Consent	7
3.14	Committees	7
3.15	Minutes	8
3.16	Fees and Expenses	8

ARTICLE IV	NOTICES	8

4.1	Methods of Notice	8
4.2	Waiver	8

ARTICLE V	OFFICERS	8

5.1	Titles	8
5.2	Salaries	8
5.3	Terms	8
5.4	Resignations	8
5.5	Removals	8
5.6	Chairman of the Board	9
5.7	Chief Executive Officer	9
5.8	President	9
5.9	Vice Presidents	9
5.10	Secretary	9
5.11	Assistant Secretary	9
5.12	Treasurer	9
5.13	Assistant Treasurer	9

ARTICLE VI	CERTIFICATES OF STOCK	9

6.1	Right to Certificate	9
6.2	Facsimile Signature	10
6.3	Lost Certificates	10
6.4	Record Date	10
6.5	Registered Stockholders	10
6.6	Transfer Agents and Registrars	10

ARTICLE VII	GENERAL PROVISIONS	10

7.1	Dividends	10
7.2	Reserves	10
7.3	Stock of Other Corporations	10
7.4	Checks	11
7.5	Fiscal Year	11
7.6	Seal	11

ARTICLE VIII	AMENDMENTS	11

8.1	Amendments	11

SECOND AMENDED AND RESTATED
BYLAWS
OF
OSI PHARMACEUTICALS, INC.

ARTICLE I
OFFICES
          Section 1.1. Registered Office. The registered office shall be in the City of Dover, County of Kent, State of Delaware, or such other place as the Board of Directors may from time to time determine.
          Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
          Section 2.1. Place. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
          Section 2.2. Date of Annual Meeting. An annual meeting of the stockholders shall be held in each calendar year on such day and at such time and place as the Board of Directors shall fix, at which time the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Any business may be transacted at the meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise provided by these Bylaws, the Certificate of Incorporation, or statute.
          Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
          Section 2.4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

        Section 2.5 Special Meetings. Special meetings of stockholders, for any purpose or purposes unless otherwise provided by the Certificate of Incorporation or by applicable law, may be called by the Board of Directors and shall be called by the Board of Directors at the request in writing of stockholders owning at least twenty percent (20%) in voting power of the Corporation’s capital stock issued and outstanding and entitled to vote generally in the election of directors. Special meetings may not be called by any other person or persons. Any such written request by stockholders that a special meeting be called shall state the purpose or purposes of the proposed meeting. Upon receipt of such written request, the Board of Directors shall fix a date and time for such meeting which such date shall be not later than 90 days after the receipt of such written request. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of meeting.
        Section 2.6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
        Section 2.7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Certificate of Incorporation or statute. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
        Section 2.8. Voting. When a quorum is present at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless the question is one upon which by express provision of the statute or the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.
        Section 2.9. Notice of Stockholder Business and Nominations.
          (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9.
     (2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vii) other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 2.9 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
     (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased effective at the annual meeting and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
          (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or stockholders pursuant to Section 2.5 hereof or (2) provided that the Board of Directors (or stockholders pursuant to Section 2.5 hereof) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 2.9 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In the event of a special meeting of stockholders called at the request of stockholders pursuant to Section 2.5 hereof, the written request for the special meeting required by Section 2.5 hereof shall include all information required by paragraph (A)(2) of this Section 2.9 in respect of any nominees for election as a director, any other business which is proposed to be brought before the special meeting and as to the stockholder(s) making the request and the beneficial owner(s), if any, on whose behalf the nomination or proposal is made. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
          (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 2.9) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
     (2) For purposes of this Section 2.9, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
     (3) Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.9 ; provided however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.9 (including paragraphs A(1)(c) and B hereof), and compliance with paragraphs A(1)(c) and B of this Section 2.9 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of A(2), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.
ARTICLE III
DIRECTORS
     Section 3.1. Size of Board. The Board of Directors shall consist of seven members; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors.
     Section 3.2. Election of Directors. The directors shall be elected at the annual meeting of stockholders, except as otherwise provided by these Bylaws, and each director elected shall hold office until the next annual meeting or until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.
     Section 3.3. Resignations. Any director of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.
          Section 3.4. Removals. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.
          Section 3.5. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
          Section 3.6. Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by these Bylaws, the Certificate of Incorporation or statute directed or required to be exercised or done by the stockholders.
          Section 3.7. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.
          Section 3.8. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders at which such directors are elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
          Section 3.9. Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
          Section 3.10. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer on two business days’ notice to each director, either personally or by mail, by facsimile or by telephone; special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two directors.
          Section 3.11. Quorum and Voting. At all meetings of the Board a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Certificate of Incorporation or statute. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
          Section 3.12. Conference Telephone. Unless otherwise restricted by these Bylaws, the Certificate of Incorporation or statute, members of the Board of Directors (or any committee designated by the Board) may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.
          Section 3.13. Unanimous Consent. Unless otherwise restricted by these Bylaws, the Certificate of Incorporation or statute, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
          Section 3.14. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as provided by the Certificate of Incorporation or statute, any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
          Section 3.15. Minutes. The Board of Directors shall keep regular minutes of its meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
          Section 3.16. Fees and Expenses. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a stated salary or other compensation as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed additional compensation for attending committee meetings.
ARTICLE IV
NOTICES
          Section 4.1. Methods of Notice. Whenever, under the provisions of these Bylaws or the Certificate of Incorporation or by statute, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile or telephone.
          Section 4.2. Waiver. Whenever any notice is required to be given under the provisions of these Bylaws or the Certificate of Incorporation or by statute, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V
OFFICERS
          Section 5.1. Titles. The officers of the Corporation shall be elected by the Board of Directors and shall be: a Chairman of the Board, a Chief Executive Officer, a President, a Vice-President, a Secretary, and a Treasurer, who shall have such powers and duties as are set forth in this Article V and as from time to time may be determined by the Board of Directors. The Board of Directors may also elect or appoint additional vice-presidents, one or more assistant secretaries and assistant treasurers, and such other officers, agents, trustees and fiduciaries as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person, unless these Bylaws or the Certificate of Incorporation otherwise provide.
          Section 5.2. Salaries. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.
          Section 5.3. Terms. Each officer of the Corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
          Section 5.4. Resignations. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.
          Section 5.5. Removals. The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer.
          Section 5.6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him by the Board. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors.
          Section 5.7. Chief Executive Officer. Except as provided by the Board of Directors, the Chief Executive Officer shall have general and active supervision and control of all of the business and affairs of the Corporation and general authority to execute any and all documents in the name of the Corporation.
          Section 5.8. President. Except as provided by the Board of Directors, the President shall perform such duties as from time to time may be assigned to him by the Chief Executive Officer. He shall have general authority to execute any and all documents in the name of the Corporation.
          Section 5.9. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Chief Executive Officer may from time to time prescribe. Except as provided by the Board of Directors or the Chief Executive Officer, any Vice-President shall have general authority to execute any and all documents in the name of the Corporation.
          Section 5.10. Secretary. The Secretary shall record, or arrange for the recording, of all the proceedings of the meetings of the stockholders of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
          Section 5.11. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors or the Chief Executive Officer (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
          Section 5.12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
          Section 5.13. Assistant Treasurer. The Assistant Treasurer or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors or the Chief Executive Officer (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
ARTICLE VI
CERTIFICATES OF STOCK
          Section 6.1. Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board, or the Chief Executive Officer, the President or a Vice-President, and the

Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation; provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation).
          Section 6.2. Facsimile Signature. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.
          Section 6.3. Lost Certificates. The Board of Directors may delegate to its transfer agent the authority to issue without further action or approval of the Board, a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the receipt by the transfer agent of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or such owner’s legal representative, and upon the receipt from the owner, or his legal representative, of such lost, stolen or destroyed certificate, or certificates, or his legal representative of a bond as indemnity against any claim that may be made with respect to the certificate alleged to have been lost, stolen or destroyed.
          Section 6.4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereto, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          Section 6.5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
          Section 6.6. Transfer Agents and Registrars. The Board of Directors may appoint one or more corporate transfer agents and registrars.
ARTICLE VII
GENERAL PROVISIONS
          Section 7.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
          Section 7.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conclusive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
          Section 7.3. Stock of Other Corporations. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the Chief Executive Officer, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chief Executive Officer, the President, the Secretary or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by this Corporation.
          Section 7.4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
          Section 7.5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
          Section 7.6. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII
AMENDMENTS
          Section 8.1. Amendments. The holders of shares entitled at the time to vote for the election of directors shall have the power to adopt, amend or repeal these Bylaws by vote of not less than a majority of such shares, and except as otherwise provided by statute, the Board of Directors shall have the power equal in all respects to that of the stockholders to adopt, amend or repeal these Bylaws by vote of not less than a majority of the entire Board. However, any Bylaw adopted by the board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.